Exhibit 5.1

ROPES & GRAY LLP
1900 UNIVERSITY AVENUE, 6TH FLOOR
EAST PALO ALTO, CA 94303-2284
WWW.ROPESGRAY.COM

April 8, 2015

Carbylan Therapeutics, Inc.

3181 Porter Drive

Palo Alto, CA 94304

Ladies and Gentlemen:

We have acted as counsel to Carbylan Therapeutics, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1 the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 8, 2015, under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 1,150,000 shares of the common stock, $0.001 par value per share (“Securities”), of the Company. The Securities are proposed to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company and the underwriters named therein the form of which has been filed as an exhibit to the Registration Statement.

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that when the Securities shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of Underwriting Agreement filed as an exhibit to the Registration Statement, the issuance and sale of the Securities will have been duly authorized by all necessary corporate action of the Company, and the Securities will be validly issued, fully paid and nonassessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray
Ropes & Gray LLP